UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

IDLE MEDIA, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-156069
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

216 Centre Avenue
Leesport, PA 19533
(Address, Including Zip Code of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:	(484) 671-2241

________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports (collectively the “Filings”) filed by Registrant from time to time with the Securities and Exchange Commission (the “SEC”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this Current Report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “Company,” “IDLM” or “Registrant” refer to Idle Media, Inc. (formerly National Golf Emporium, Inc., or “NGLF”), a Nevada corporation.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 18, 2010, National Golf Emporium, Inc. entered into a Stock Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with Idle Media LLC (“LLC”), a Pennsylvania Limited Liability Corporation, pursuant to which NGLF acquired 1,000 membership units, constituting all of the issued and outstanding membership units, of DatPiff, LLC (“DP”), a Pennsylvania Limited Liability Corporation, from LLC in consideration for the issuance of 40,000,000 restricted shares of the common stock of NGLF (“Exchange”).  Closing of the Exchange Agreement was contingent upon LLC supplying the audited financial statements of DatPiff, LLC, as required by Regulation S-X of the Securities Exchange Act of 1934, among other terms and conditions specified in the Exchange Agreement.

In connection with the Exchange Agreement, Bryan Sawarynski, the Principal NGLF Shareholder, holding 69,000,000, or approximately 85%, of the 81,483,250 total issued and outstanding common stock of NGLF, agrees to cancel their ownership of 63,000,000 common shares of NGLF (“Cancellation”).  Subsequent to the Cancellation, Mr. Sawarynski will hold 6,000,000 shares of common stock of NGLF.

The Exchange Agreement resulted in a change in control of NGLF, with LLC owning 40,000,000 shares of common stock of NGLF, out of a total of 58,483,250 issued and outstanding shares, after giving effect to the Exchange and Cancellation.  Also, Marcus Frasier and Kyle Reilly were elected directors of NGLF and appointed as its executive officers.  As a result of the Exchange Agreement, (i) DP became a wholly-owned subsidiary of NGLF and (ii) NGLF succeeded to the business of DP as its sole business.  Accordingly, on February 23, 2010, NGLF amended its articles of incorporation in the State of Nevada to change its name from “National Golf Emporium, Inc.” to “Idle Media, Inc.”

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See Item 1.01 hereof.

NOTE: The business discussion contained in this Item 2.01 relates primarily to IDLM.  Information relating to the business and results of operations of NGLF and all other information relating to NGLF was previously reported in its Annual Report on Form 10-K for the year ended September 30, 2009, and prior periodic filings with the SEC and is herein incorporated by reference to those reports.

DESCRIPTION OF NATIONAL GOLF EMPORIUM’S BUSINESS

We were originally incorporated under the laws of the State of Nevada on April 25, 2008, under the name “National Golf Emporium, Inc.”  Our prior stated business objective was to create an on-line golf equipment retail store focus on the sale of golf equipment and related items.  As of the date of this Current Report, we generated no revenues from that line of business.  As a result of the Exchange Agreement, (i) DP became a wholly-owned subsidiary of IDLM and (ii) NGLF succeeded to the business of DP as its sole business.  Resultantly, on February 23, 2010, we changed our name to Idle Media, Inc.

DESCRIPTION OF DATPIFF’S BUSINESS

Description of Business

Overview

We were formed on September 29, 2008 under the laws of the State of Pennsylvania, as DatPiff, LLC. We have developed and operate a website at the url www.datpiff.com.  DatPiff.com provides a platform for artists and DJs to upload their music and videos.  This content is generated by users of the site and is available to stream and/or download.  Users may also embed and share content across the internet.  All mixtapes on our site are provided from DJs and Artists for promotional use only.  We do not sell mixtapes.

Our goals are to create a complete music and entertainment resource for broadcasting, promotion, marketing, distribution, licensing, communication, and user generated content online.  To that end, we have created a platform for fans, bands, artists, and internet DJs and VJs to connect with each other while discovering great music and entertainment.

Revenue Sources

We currently have 3 revenue streams 1) Advertising 2) Premium Subscriptions and 3) Sponsorships/Features.

Advertising Revenues: For advertising services, we can earn revenue as follows:

Banner advertising – we earn revenue when an advertiser purchases advertising space within our website and “impressions” are delivered.  An “impression” is delivered when an advertisement appears on our website and the page is viewed by members.

DatPiff sells display and video advertising on its website.  It is offering for sale display ads, video ads, pop-ups and banner ads that are available in standard internet advertising formats.  Video within display ads can be auto or user initiated with either a click or mouseover.  Banners are available in all types, including Leaderboard, Skyscraper, and Menu placements.

We work with many of the leading online ad networks who specialize in delivering ads to users in our demographic.  We are currently in discussions with additional parties for the sale of advertising space on its website.

Premium Subscriptions

DatPiff gives users the option to pay a fee to bypass downloading restrictions on the site due to bandwidth restrictions.  We generate subscription revenue from weekly, monthly and annual premium subscriptions.

Sponsorships/Features

Sponsorships and Features are paid by Artists and DJ's. They allow downloading of their music without restriction and also provide more prominent placement on the Company's website.

The DatPiff Website

Visitors to DatPiff.com can watch music videos or listen to mixtapes uploaded by Artists and DJ’s.  All content on our site is created by users for users.  In order to download content, visitors must register with us by providing minimal information.

A basic membership to DatPiff.com is open to all and free of charge.  The feature-rich environment of DatPiff.com will include numerous Web 2.0 and proprietary technologies to enable communication and interaction between members and content provided on the site.  Premium membership subscriptions are available to users who want maximum benefit and no bandwidth restrictions.

Areas of Growth

Over the next twelve months, we plan to develop or acquire other websites in the online gaming and mobile markets, as well as pursue offline revenue streams such as hosting or promoting concerts and shows.

Intellectual Property

We have not tried to register copyrights or patents on any of our software programs, methods, or other ideas, but we believe that some of our computer code may have common law copyright protection.  In addition, the content of our video production is subject to common law copyright protection.

We have a policy of entering into confidentiality and non-disclosure agreements with our employees and some of our vendors and customers as we deem necessary.  These agreements and policies are intended to protect our intellectual property, but we cannot ensure that these agreements or the other steps we have taken to protect our intellectual property will be sufficient to prevent theft, unauthorized use or adverse infringement claims. We cannot prevent piracy of our methods and features, and we cannot determine the extent to which our methods and features are being pirated. Further, the laws of some foreign countries do not protect our proprietary rights as well as the laws of the United States.

Competition

The Internet advertising and online markets in which our brand operates is rapidly evolving and intensely competitive, and we expect competition to intensify in the future.  We expect competition to increase because of the business opportunities presented by the growth of the Internet and e-commerce.  Competition may also intensify as a result of industry consolidation and a lack of substantial barriers to entry in our market.

Competitive parameters include the range of our product offerings, the performance and quality of our products and services, the reliability of our infrastructure, our expertise and experience in streaming media technology, our scalability and capacity, ease of use, the price of our services, and the level of customer support.

The market for our services is highly competitive.  The sector that we operate in is evolving and growing rapidly, and companies are continually introducing new products and services.  In many cases, competitors may have longer operating histories, more customers, greater financial strength, more name recognition, and larger technical staffs. These competitors may be able to attract customers more easily because of their financial resources and, awareness in the market and free subscriptions because of advertising revenue. Our larger competitors can also devote substantially more resources to business development and may adopt more aggressive pricing policies.

Infrastructure, Operations and Technology

DatPiff utilizes a cluster of servers mated with various technology to deliver services to our users.  Our core consists of one web server, one processing server, a massive storage server, and an additional server to handle our database requirements.  We make use of third party audio fingerprinting technology to proactively scan for copyrighted material and we deliver our content to end users via a global CDN network that chooses the best location to serve content from.

Government Regulation

Like many companies, we are subject to existing and potential government regulation. There are, however, comparatively few laws or regulations specifically applicable to Internet businesses. Accordingly, the application of existing laws to Internet businesses, including ours, is unclear in many instances. There remains significant legal uncertainty in a variety of areas, including, but not limited to: user privacy, the positioning of sponsored listings on search results pages, defamation, taxation, the provision of paid-search advertising to online gaming sites, the legality of sweepstakes, promotions and gaming sites generally, and the regulation of content in various jurisdictions.

Compliance with federal laws relating to the Internet and Internet businesses may impose upon us significant costs and risks, or may subject us to liability if we do not successfully comply with their requirements, whether intentionally or unintentionally. Specific federal laws that impact our business include The Digital Millennium Copyright Act of 1998, The Communications Decency Act of 1996, The Children’s Online Privacy Protection Act of 1998 (including related Federal Trade Commission regulations), The Protect Our Children Act of 2008, and The Electronic Communications Privacy Act of 1986, among others. For example, the Digital Millennium Copyright Act, which is in part intended to reduce the liability of online service providers for listing or linking to third party websites that include materials that infringe the rights of others, was adopted by Congress in 1998. If we violate the Digital Millennium Copyright Act we could be exposed to costly and time-consuming copyright litigation.

There are a growing number of legislative proposals before Congress and various state legislatures regarding privacy issues related to the Internet generally. We are unable to determine if and when such legislation may be adopted. If certain proposals were to be adopted, our business could be harmed by increased expenses or lost revenue opportunities, and other unforeseen ways.

Employees

As of May 19, 2010, we had a staff of 4 full-time employees.  None of our employees are represented by a labor union, and we consider our employee relations to be excellent.

Description of Property

Our principal office is located at 2669 South Xanadu Way, #C, Aurora, Colorado 80014.  The space is provided at no charge to us by Marcus Frasier, an officer and director.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Available Information

1.	Upon effectiveness of this Registration Statement, we expect to furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.
Upon effectiveness of this Registration Statement, we intend to file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.
You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Legal Proceedings

From time to time, we may be named in claims arising in the ordinary course of business.  Currently, no legal proceedings or claims are pending against or involving us that could reasonably be expected to have a material adverse effect on our business and financial condition.

There are no pending legal proceedings against us.

RISK FACTORS

In addition to other information in this Current Report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We have a limited operating history for you to evaluate our business.

We have been engaged in the business of internet music and social networking service for only a short amount of time, and have limited current operations.  The business of developing and maintaining websites is inherently risky.  As company with limited operating history, it is difficult for potential investors to evaluate our business.  Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to our industry.  Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies.  We may never overcome these obstacles.

The success of our paid premium subscription service depends upon our ability to add new subscribers and retain existing subscribers.

We cannot assure you that we will be able to attract new subscribers or that existing subscribers will continue to subscribe.  Users of our free services may choose not to become paid subscribers, and paid subscribers may decide to cancel their subscriptions, for many reasons including a perception that they do not use the services enough to justify the expense or that the service does not provide enough value or availability of content relative to our competition.  In addition, any reduction in our current level of marketing and advertising expenditures may result in a reduction in the number of new trial and paid subscribers.

The early stages of subscription services such as ours are characterized by higher than normal churn rates.  Existing paid subscribers may cancel their subscriptions to our service for many reasons, including those described above in this risk factor. We cannot guarantee that we will be able to maintain or further reduce subscriber cancellation levels.  If we are unable to add new paid subscribers and retain customers we may be unable to achieve a profitable business model.

Intense competition in the internet social networking industry and in the music media industry may adversely affect our revenue and profitability.

We operate in a highly competitive environment and we compete for members, visitors and advertisers with numerous well established internet social networking sites, as well as many smaller and/or newer sites.  As a music media company, we compete for consumers and advertisers with other companies in the music media business, including internet, television and print media companies.  In addition to music, there are numerous entertainment products and services available to consumers and, as a result, we also compete with companies that operate in the television, movie and video game industries.  If we are unable to differentiate our products and generate sufficient appeal in the marketplace, our ability to achieve our business plan may be adversely affected.  The effect of such competition has been to put pressure on profit margins and to involve us in vigorous competition to obtain and retain consumers and advertisers.

As compared to us, many of our competitors have:

•      significantly longer operating histories and greater brand recognition;

•      greater financial, management and other resources.

If we are unable to compete effectively in our market, our revenue and profitability may be adversely affected.

We experience fluctuations in our quarterly operating results, which may cause our stock price to decline.

Our quarterly operating results may fluctuate from quarter to quarter. We cannot reliably predict future revenue and margin trends and such trends may cause us to adjust our operations. Other factors that could affect our quarterly operating results include:

•	timing of service introductions;

•	consumer adoption of new services;

•	changes in the mix of our revenues and our users represented by our various services;

•	fluctuations in traffic levels on our websites, which can be significant as a result of business, financial and other news events;

•
adverse changes in the level of economic activity in the United States or other major economies in which we do business, or in industries, such as the music industry, on which we are particularly dependent;

•	expenses incurred in connection with the development of our digital music distribution services;

•	expenses related to, and the financial impact of, possible acquisitions of other businesses;

•	fluctuating and unpredictable demand for advertising.

Our success depends on the scope of our intellectual property rights and not infringing the intellectual property rights of others.

Our success depends in part on our ability to:

•	obtain copyrights or trademarks or rights to copyrights or trademarks, where necessary, and to maintain their validity and enforceability;

•	operate without infringing upon the proprietary rights of others; and

•	prevent others from infringing on our proprietary rights.

We will be able to protect our proprietary intellectual property rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable copyrights or trademarks.  Our inability to protect our proprietary rights could materially adversely affect our business prospects and profitability.  In addition, if litigation were to take place in connection with the enforcement of our intellectual property rights (or to defend third party claims of infringement against us), there can be no assurance that we would prevail.  Legal proceedings could result in substantial costs and diversion of management time and resources and could materially adversely affect our operations and our financial condition.

If a copyright or trademark infringement claim is brought against us for liabilities that are not covered or that exceed our insurance coverage, we could be forced to pay substantial damage awards, which could affect our profitability.

The marketing and webcasting of recorded music and video content, most of which have been created using the input of a number of creative personnel, including musicians, producers, mixers, film directors and others, may result in disputes over ownership of rights.  If a dispute arises challenging our ownership or other rights, we may be exposed to copyright and/or trademark claims by third parties.  We may not be able to maintain adequate insurance coverage at a commercially reasonable cost or in sufficient amounts or scope to protect us against potential losses.

In the event a copyright and/or trademark claim is brought against us:

•	we may be required to pay legal and other expenses to defend the claim, as well as uncovered damage awards resulting from a claim brought successfully against us; or

•	such party could secure injunctive or other equitable relief, which could effectively block our ability to make, use, sell, distribute or market our products.

If we fail to obtain a necessary licenses or other rights to proprietary rights held by third parties, it could preclude the sale, manufacture, distribution or exhibition of our products and could materially adversely affect our revenue and profitability.  Defending any copyright and/or trademark claim or claims could require us to expend significant financial and managerial resources, which could have an adverse effect on our business operations and results of operations.

Our ability to increase our revenue will depend on our ability to increase market penetration of our current social networking and music media products and to evolve our product mix.

The social networking industry and the music industry are, by their nature, businesses that rely upon the acceptance of its creative product by the marketplace.  Much of our ability to increase revenue will depend on:

•	expanding the market penetration of our current offerings to consumers; and

•	the successful evolution of our product mix.

While we are constantly evaluating the marketplace and evolving our offerings of content and internet features, we may not be able to anticipate shifting tastes of our customer base and the creative content offered by us may fall out of favor with our consumers.  If we are unable to expand the market penetration of our current products or anticipate changes in consumer taste, our revenue could be reduced.

Our network is subject to security and stability risks that could harm our business and reputation and expose us to litigation or liability.

Online and mobile commerce and communications depend on the ability to transmit confidential information and licensed intellectual property securely over private and public networks. Any compromise of our ability to transmit such information and data securely or reliably, and any costs associated with preventing or eliminating such problems, could harm our business. Online transmissions are subject to a number of security and stability risks, including:

•
our encryption and authentication technology, and access and security procedures, may be compromised, breached or otherwise be insufficient to ensure the security of customer information or our music content;

•
we could experience unauthorized access, computer viruses, system interference or destruction, “denial of service” attacks and other disruptive problems, whether intentional or accidental, that may inhibit or prevent access to our websites or use of our products and services;

•
someone could circumvent our security measures and misappropriate our, our partners’ or our customers’ intellectual property, interrupt our operations, or jeopardize our licensing arrangements, which are contingent on our sustaining appropriate security protections;

•	our computer systems could fail and lead to service interruptions;

•	we may be unable to scale our infrastructure with increases in customer demand; or

•	our network of facilities may be affected by a natural disaster, terrorist attack or other catastrophic events.

The occurrence of any of these or similar events could damage our business, hurt our ability to distribute products and services and collect revenue, threaten the proprietary or confidential nature of our technology, harm our reputation and expose us to litigation or liability. We may be required to expend significant capital or other resources to protect against the threat of security breaches, hacker attacks or system malfunctions or to alleviate problems caused by such breaches, attacks or failures.

We may be unable to obtain additional capital that we will require to implement our business plan, which could restrict our ability to grow.

We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and our revenues alone will not alone be sufficient to fund our operations or planned growth.  We will require additional capital to continue to operate our business beyond the initial phase of our current properties, and to further expand our exploration and development programs.  We may be unable to obtain additional capital required.  Furthermore, inability to maintain capital may damage our reputation and credibility with industry participants.   Our inability to raise additional funds when required may have a negative impact on our operations and financial results.

Future acquisitions, development and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.  We plan to pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means.  We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.  If we do not succeed in raising additional capital, we may be unable to fund our operations going forward.

Loss of Marcus Frasier, our President and Chief Executive Officer, could impair our ability to operate.

If we lose our key employees, such as Marcus Frasier, our President and Chief Executive Officer, our business could suffer.  Our success is highly dependent on our ability to attract and retain qualified computer programmers and management personnel.  We are highly dependent on our management and the loss of this person’s services could have a material adverse effect on our operations.  If we were to lose this individual, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.  We do not have key-man life insurance in place for any person working for us.

Our management team does not have extensive experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has had limited public company management experience or responsibilities.  This could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

RISKS RELATED TO OUR COMMON STOCK

The market price of our common stock may, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in the Offering and in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;
•	our ability to take advantage of new acquisitions, reserve discoveries or other business initiatives;
•	fluctuations in revenue from our advertising sales business as new media competitors;
•	changes in the market for downloads of music videos and audio recordings;
•	changes in the market for online advertising;
•	quarterly variations in our revenues and operating expenses;
•	changes in the valuation of similarly situated companies, both in our industry and in other industries;
•	changes in analysts’ estimates affecting our Company, our competitors and/or our industry;
•	changes in the accounting methods used in or otherwise affecting our industry;
•	additions and departures of key personnel;
•	announcements of technological innovations or new products available to businesses in the online music media, entertainment, marketing and social networking businesses;
•	fluctuations in interest rates and the availability of capital in the capital markets; and
•
significant sales of our common stock, including sales by the investors following registration of the shares of common stock issued in this Offering and/or future investors in future offerings we expect to make to raise additional capital.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause our stock price to decline.

As a start-up operation, our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses.  If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

Applicable SEC rules governing the trading of “penny stocks” limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.

Shares of common stock may be considered a “penny stock” and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASD's automated quotation system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

You should read the summary consolidated financial data set forth below in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and our predecessor’s financial statements and the related notes included elsewhere in this Current Report.  We derived the financial data for the six months ended March 31, 2010 and as of March 31, 2010 from the unaudited pro forma financial statements included in this Current Report. The historical results are not necessarily indicative of the results to be expected for any future period.

Pro Forma Condensed Consolidated	For the six months
Statement of Operations Data (Unaudited)	Ended
March 31, 2010
Revenue	$474,224
Total Operating Expenses	$42,731
Net Income	$475,889

Pro Forma Condensed
Consolidated Balance Sheet Data (Unaudited):	As of March 31, 2010

Total Current Assets	$440,237
Fixed Assets, net	$833
Other Assets	$500
Total Assets	$441,570
Total Liabilities	$101,282
Total Member’s Equity	$340,288

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting our operations, market growth, services, products, and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1. Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

2. Our ability to generate customer demand for our services;

3. The intensity of competition; and

4. General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Overview

Effective May 19, 2010, Idle Media, Inc. (formerly National Golf Emporium, Inc.) acquired all of the outstanding membership units of DatPiff, LLC.  Consequently, Idle Media, Inc. owns, and shall continue operating, the business of DatPiff.  The acquisition will be accounted for as a reverse acquisition of Idle Media and the financial statements of DatPiff will supersede those of Idle Media as a result of which, the historical results of Idle Media will be those of DatPiff.  Through DatPiff.com, we are an online music community catering to DJs, Artists and music lovers to share user created music and ideas.

Results of Operations

Because we are the successor business to DatPiff and because the operations and assets of DatPiff represents our entire business and operations from the closing date of the Exchange Agreement, our management's discussion and analysis and plan of operations are based on DatPiff’s operations, as disclosed in the Unaudited Pro Forma Condensed Consolidated Financial Statements attached as Exhibit 99.2 to this Current Report and incorporated herein by reference.

Revenues

DatPiff was incorporated on September 29, 2008.  We generate revenues from three sources: Advertising, Subscriptions and Sponsorships.  During the year ended September 30, 2009 and six months ended March 31, 2010, our gross revenues were distributed, as follows:

	Period from inception		For the six month
	To	% of	period ended	% of
Revenue Source	September 30, 2009	Gross Revenue	March 31, 2010	Gross Revenue

Advertising	$543,323	86.7%	$474,224	91.1%
Subscriptions	65,682	10.5%	35,296	6.8%
Sponsorships	17,321	2.8%	11,100	2.1%

Total	$626,326	100.0%	$520,620	100.0%

After taking into account returns and allowances in the amount of $1,362, our net revenues in the year ended September 30, 2009 were $624,964.  In the six months ended March 31, 2010, returns and allowances were $2,000, after which our net revenues were $518,620.

There can be no assurance that our major customers will continue to engage our services, or that we will be able to replace revenues from such customers with revenues from other customers.

Operating Expenses

In the course of our operations, we incur operating expenses composed primarily of server costs, software licenses, merchant fees and general and administrative costs.  General and administrative expenses are essentially the cost of doing business, and encompass, without limitation, the following: licenses; taxes; general office expenses, such as postage, supplies and printing; utilities; bank charges; website costs; and other miscellaneous expenditures not otherwise classified.

During the year ended September 30, 2009, total operating expenses were $401,159.  Approximately 82.6%, or $331,167, of aggregate expenses are attributable to server costs.  Server costs are directly related to the hosting of our website, storage of content and archival of data.  These costs are integral to our business and are correlated with the number of users and amount of content available on our web site.  Therefore, we believe that we will be required to scale our server capacity, and thereby, server costs, in accordance with increases and decreases in website traffic.

In the six months ended March 31, 2010, total operating expenses were $270,268.  The primary component of operating expenses during this period was server costs, which totaled $195,810, or approximately 72.5% of aggregate expenses during the period.

Net Income

In the year ended September 30, 2009, we realized net income in the amount of $223,805.  In the six months ended March 31, 2010, net income totaled $248,352.  There is significant uncertainty projecting future profitability due to our limited operational history.

Liquidity and Capital Resources

Our management believes that our cash on hand as of March 31, 2010, in the amount of $257,663 is sufficient to maintain our current minimal level of operations for the next approximately 12 months.

As of March 31, 2010, we owed $67,780 in accounts payable to vendors and service providers.  Additionally, we recorded deferred revenues of $16,279 and $17,223 in advances to related parties.

Given what we believe to be a competitive edge in the advertising sales market, we are confident our strengths will allow us to achieve our planned objectives, and to generate adequate levels of working capital throughout the fiscal year to end September 30, 2010.  These assumptions, however, may not adequately encapsulate unforeseen economic or industry specific factors that may be beyond our control.  These external forces may restrict growth and advertising spending by our clients, which could, in turn, adversely affect our operations.

Our management does not expect to incur research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of any of our directors.  Additionally, we believe that this fact shall not materially change.

Plan of Operation

During the next approximately twelve months, we intend to undertake the following initiatives to expand our operations:

1.
Live Concert Series.  Within the next six months, we plan to launch a series of live concerts throughout the United States.  We intend to feature our most popular DJs and Artists and bring them from the web to our fans, live and in person.  As of the date of this report, we have no specific plans or arrangements and have not scheduled any such concert.

2.
Strategic Partnerships.  We intend to enter into strategic partnerships with the goal of delivering the best experience for users and increase opportunities for companies to advertise on our Internet properties.  Strategic partnerships will allow us to enhance, expand upon and complement our product offerings and increase our market penetration by joining with companies that have significantly greater resources and complementary expertise to ours.  As of the date of this report, we have not entered into any such partnerships.

3.
Continue to Innovate by Investing in New Services and Technologies.  We plan to continue to innovate by investing in product development to improve our services, expand the breadth of our service offerings, and maintain compatibility with popular technology standards.  In pursuit of this objective, we expect to contract independent web developers to expand the functionality and services provided through www,DatPiff.com, as well as to create additional, unique web properties to expand our portfolio of web sites.  There are no new service offerings other than as discussed in this report.

4.
Develop a Sales and Marketing Strategy:  We are currently an operating website and have generated revenues through paid user subscriptions, artist sponsorships and from companies advertising on our site.  However, we currently have no marketing strategy of our own.  Over the next six to nine months, we plan to develop a sales and marketing strategy to generate greater awareness of our website to users, artists and the opportunities we afford to Internet marketers.  As of the date of this report, we have no developed any marketing strategy.

Although we do not anticipate the need to hire additional full- or part- time employees over the next 12 months, we may hire independent web developers to provide certain services or work on specific projects on our behalf.  At this time, these developers are expected to be hired on a contracted basis, not as employees.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, we evaluate our estimates and judgments, including those related to revenue recognition, recoverability of intangible assets, and contingencies and litigation.  We base our estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  The most significant accounting estimates inherent in the preparation of our consolidated financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily the valuation of intangible assets.  The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results we report in our consolidated financial statements.

Earnings per unit
The Company follows ASC Topic 260 to account for the earnings per unit. Basic earnings per unit (“EPS”) calculations are determined by dividing net income by the weighted average number of units outstanding during the year. Diluted earnings per unit calculations are determined by dividing net income by the weighted average number of units and dilutive unit equivalents outstanding. During periods when unit equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
As a limited liability company, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage ownership.  Therefore, no provision or liability for income taxes has been included in the financial statements.

Concentration of revenue
During the years ended September 30, 2009 and 2008, the managing member of the Company has donated their services to the Company.  In 2009, the Company relied on its managing member for the daily operations.  If the managing member ceased working with the Company, then they would have difficulty in executing the Company’s current business plan and operations without the expertise of the managing member.

Recent Accounting Pronouncements

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-18 (ASU 2010-18), Receivables (Topic 310): Effect of a Loan Modification When the Loan is Part of a Pool That Is Accounted for as a Single Asset-a consensus of the FASB Emerging Task Force.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively. Early application is permitted.  The Company does not expect the provisions of ASU 2010-18 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition.  The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted.  If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption.  The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-16 (ASU 2010-16), Entertainment-Casinos (Topic 924): Accruals for Casino Jackpot Liabilities-a consensus of the FASB Emerging Issues Task.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010.  The amendments should be applied by recording a cumulative-effect adjustment to opening retained earnings in the period of adoption.  The Company does not expect the provisions of ASU 2010-16 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-15 (ASU 2010-15), Financial Services-Insurance (Topic 944): How Investments held through Separate Accounts Affect an Insurer’s Consolidation Analysis of Those Investments-a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010.  Early adoption is permitted.  The amendments in this Update should be applied retrospectively to all prior periods upon the date of adoption.  The Company does not expect the provisions of ASU 2010-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-14 (ASU 2010-14), Accounting for Extractive Activities – Oil & Gas - Amendments to Paragraph 932-10-S99-1 (SEC Update).  The Amendments are designed to modernize and update the oil and gas disclosure requirements to align them with current practices and changes in technology. The Company does not expect the provisions of ASU 2010-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-12 (ASU 2010-12), Income Taxes (Topic 740): Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts.  After consultation with the FASB, the SEC stated that it “would not object to a registrant incorporating the effects of the Health Care and Education Reconciliation Act of 2010 when accounting for the Patient Protection and Affordable Care Act”. The Company does not expect the provisions of ASU 2010-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-10 (ASU 2010-10), Consolidation (Topic 810): Amendments for Certain Investment Funds.  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for Interim periods within that first reporting period. Early application is not permitted.  The Company does not expect the provisions of ASU 2010-10 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.  This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.  The Company does not expect the provisions of ASU 2010-09 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-08 (ASU 2010-08), Technical Corrections to Various Topics.  This amendment eliminated inconsistencies and outdated provisions and provided the needed clarifications to various topics within Topic 815.  The amendments are effective for the first reporting period (including interim periods) beginning after issuance (February 2, 2010), except for certain amendments.  The amendments to the guidance on accounting for income taxes in a reorganization (Subtopic 852-740) should be applied to reorganizations for which the date of the reorganization is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  For those reorganizations reflected in interim financial statements issued before the amendments in this Update are effective, retrospective application is required.  The clarifications of the guidance on the embedded derivates and hedging (Subtopic 815-15) are effective for fiscal years beginning after December 15, 2009, and should be applied to existing contracts (hybrid instruments) containing embedded derivative features at the date of adoption.  The Company does not expect the provisions of ASU 2010-08 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-07 (ASU 2010-07), Not-for-Profit Entities (Topic 958): Not-for-Profit Entities: Mergers and Acquisitions.  This amendment to Topic 958 has occurred as a result of the issuance of FAS 164.  The Company does not expect the provisions of ASU 2010-07 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  This amendment to Topic 820 has improved disclosures about fair value measurements on the basis of input received from the users of financial statements.  This is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2010-06 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-05 (ASU 2010-05), Compensation – Stock Compensation (Topic 718).  This standard codifies EITF Topic D-110 Escrowed Share Arrangements and the Presumption of Compensation.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-04 (ASU 2010-04), Accounting for Various Topics—Technical Corrections to SEC Paragraphs.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-03 (ASU 2010-03), Extractive Activities—Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures.  This amendment to Topic 932 has improved the reserve estimation and disclosure requirements by (1) updating the reserve estimation requirements for changes in practice and technology that have occurred over the last several decades and (2) expanding the disclosure requirements for equity method investments.  This is effective for annual reporting periods ending on or after December 31, 2009.  However, an entity that becomes subject to the disclosures because of the change to the definition oil- and gas- producing activities may elect to provide those disclosures in annual periods beginning after December 31, 2009.  Early adoption is not permitted.  The Company does not expect the provisions of ASU 2010-03 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary.  This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP.  It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP.  An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10).  For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.  The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force).  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. (See FAS 167 effective date below)

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. (See FAS 166 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing.  This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1.  (See EITF 09-1 effective date below)
In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements.  This update changed the accounting model for revenue arrangements that include both tangible products and software elements.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements.  This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP.  This amendment has eliminated that residual method of allocation.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent).  This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent).  It is effective for interim and annual periods ending after December 15, 2009.  Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance” (“EITF 09-1”).  The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender.  An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors.  EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009.   Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope.  Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009.  The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS No. 168”).  Under SFAS No. 168 the “FASB Accounting Standards Codification” (“Codification”) will become the source of authoritative US GAAP to be applied by nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS No. 168 is effective for the Company’s interim quarterly period beginning July 1, 2009. The Company does not expect the adoption of SFAS No. 168 to have an impact on the financial statements.

In June 2009, the FASB issued SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R) (“SFAS 167”).   SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R).  SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 will be effective for the Company beginning in 2010. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 166, (ASC Topic 860) “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). The provisions of SFAS 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2009, the FASB issued SFAS No. 164, (ASC Topic 810) “Not-for-Profit Entities: Mergers and Acquisitions – including an amendment of FASB Statement No. 142” (“SFAS 164”). The provisions of SFAS 164 provide guidance on accounting for a combination of not-for-profit entities either via merger or acquisition.  SFAS 164 is effective for mergers occurring on or after the beginning of an initial reporting period beginning on or after December 15, 2009 and acquisitions occurring on or after the beginning of the first annual reporting period beginning on or after December 15, 2009. The Company does not expect the provisions of SFAS 164 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the Securities and Exchange Commission’s Office of the Chief Accountant and Division of Corporation Finance announced the release of Staff Accounting Bulletin (SAB) No. 112. This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and Securities and Exchange Commission rules and regulations. Specifically, the staff is updating the Series in order to bring existing guidance into conformity with recent pronouncements by the Financial Accounting Standards Board, namely, Statement of Financial Accounting Standards No. 141 (revised 2007) (ASC Topic 805), Business Combinations, and Statement of Financial Accounting Standards No. 160 (ASC Topic 810), Non-controlling Interests in Consolidated Financial Statements. The statements in staff accounting bulletins are not rules or interpretations of the Commission, nor are they published as bearing the Commission's official approval. They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140 (ASC Topic 860), “Accounting for Transfers and Servicing of Financial  Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (ASC Topic 810) (revised December 2003), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51 (ASC Topic 810),” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers, directors and director nominees.  Officers are elected annually by the Board of Directors.

Name	Position	Period of Service (1)
Marcus Frasier	President and CEO	May 19, 2010 to current
Kyle P. Reilly	Secretary	May 19, 2010 to current
Bryan Sawarynski	Former President and CEO	Resigned May 19, 2010
Ed Cockerill	Former Secretary	Resigned May 19, 2010

Marcus Frasier:  Since March 2005, Mr. Frasier has been president of Idle Media LLC, our principal shareholder and Datpiff LLC our wholly owned subsidiary corporation, both of which are engaged in the business of Internet music.

Kyle P. Reilly:  Since July 2008, Mr. Reilly has been director of operations and web content manager for Idle Media LLC and Datpiff LLC, both of which are engaged in the business of Internet music.  From April 2007 to November 2007, Mr. Reilly was a small business counselor with Dun & Bradstreet.  From April 2007 to November 2007, Mr. Reilly was district manager for Conseco Health Insurance Co.  From December 2006 to March 2007, Mr. Reilly was manager and director of operations for Sunset Grille located in Allentown, Pennsylvania.  From April 2005 to November 2006, Mr. Reilly was sales manager for Monumental Life Insurance Co., Allentown, Pennsylvania.

Board Committees

We currently have no compensation committee or other board committee performing equivalent functions.  Currently, all members of our board of directors participate in discussions concerning executive officer compensation.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid to our Principal Executive and Financial Officers for the three most recently completed fiscal years ended September 30, 2009:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings($)	All Other Compen-sation ($)	Total ($)

Marcus Frasier	2009	0	0	0	0	0	0	0	0
President and CEO	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

Kyle P. Reilly	2009	0	0	0	0	0	0	0	0
Secretary	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

Bryan Sawarynski	2009	0	0	0	0	0	0	0	0
Former President	2008	0	0	5,000	0	0	0	0	5,000
	2007	0	0	0	0	0	0	0	0

Ed Cockerill	2009	0	0	0	0	0	0	0	0
Former Secretary	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

Employment Contracts And Officers’ Compensation

We do not have employment agreements.  Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.

Board Committees

As of the date of this Current Report, our Board of Directors has not appointed an audit committee, compensation committee or nominating committee, however, we are not currently required to have such committees. Accordingly, we do not have an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The functions ordinarily handled by these committees are currently handled by our entire Board of Directors. Our Board of Directors intends, however, to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business.

Directors’ Compensation

Our directors are not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

No Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

·	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

·	full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by an issuer;

·	compliance with applicable governmental laws, rules and regulations;

·	the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

·	accountability for adherence to the code.

We have not adopted a code of ethics because, to date, we have had no meaningful operations. However, we plan to adopt a code of ethics in the future.

SECURITY OWNERSHIP PRIOR TO CHANGE OF CONTROL

The following table sets forth certain information regarding our Common Stock beneficially owned immediately prior to the Exchange and Cancellation on May 19, 2010, for (i) each stockholder we know to be the beneficial owner of 5% or more of our outstanding Common Stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Prior to the Exchange and Cancellation, at May 19, 2010, 81,483,250 shares of our Common Stock were outstanding.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership	Percent of Class (1)

Common	Bryan Sawarynski 4484 S. Cole Court Morrison, CO 80465	69,000,000	85%

	All Directors and Officers as a group (1 person)	69,000,000	85%

Notes to table:

(1)
Beneficial ownership percentages gives effect to the completion of the Exchange and Cancellation, and are calculated based on shares of common stock issued and outstanding.  Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

SECURITY OWNERSHIP AFTER CHANGE OF CONTROL

The following table sets forth certain information regarding our Common Stock beneficially owned subsequent to the Exchange and Cancellation on May 19, 2010, for (i) each stockholder we know to be the beneficial owner of 5% or more of our outstanding Common Stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Subsequent to the Exchange and Cancellation, at May 19, 2010 , 58,483,250 shares of our Common Stock were outstanding.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership	Percent of Class (1)

Common	Marcus Frasier, President (2) 216 Centre Avenue Leesport, PA 19533	0	0%

Common	Kyle P. Reilly, Secretary (2) 216 Centre Avenue Leesport, PA 19533	0	0%

	All Directors and Officers as a group (2 persons)	0	0%

Common	Idle Media, LLC (2) 216 Centre Avenue Leesport, PA 19533	40,000,000	68%

Common	Bryan Sawarynski, Former President and CEO 4484 S. Cole Court Morrison, CO 80465	6,000,000	10%

	Beneficial Owners (2)	46,000,000	78%

Notes to table:

(1)
Beneficial ownership percentages gives effect to the completion of the Exchange and Cancellation, and are calculated based on shares of common stock issued and outstanding.  Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(2)
Marcus Frasier is the sole shareholder, the President and a member of the Board of Directors of Idle Media, LLC.  Mr. Frasier is also the sole member of Idle Media, LLC.  Kyle P. Reilly is the Secretary and a member of the Board of Directors of Idle Media, LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Idle Media, Inc. (formerly National Golf Emporium, Inc.)

Other than as set forth in this Current Report and as stated in periodic filings made with the SEC, IDLM has not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of its Common Stock, or family members of such persons.

DatPiff, LLC

Other than as set forth in this Current Report, DP has not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of its common stock, or family members of such persons.

DESCRIPTION OF SECURITIES

The following descriptions of our capital stock are only summaries and do not purport to be complete and are subject to and qualified by our Articles of Incorporation, our Bylaws and by the provisions of applicable corporate laws of the State of Nevada.  The descriptions of our Common Stock and Preferred Stock reflect changes to our capital structure that occurred immediately prior to, concurrently with or immediately after the closing of the Exchange Agreement.

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As at May 19, 2010, 58,483,250 shares of common stock are issued and outstanding and held by approximately 37 shareholders of record.  Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of three percent of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro-rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of May 19, 2010, there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

As of May 19, 2010, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of May 19, 2010, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded on the OTC Bulletin Board operated by the Financial Industry Regulatory Authority or FINRA under the symbol “IDLM.”

The high and low closing prices of our common stock for the periods indicated are set forth below.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

	High Bid	Low Bid

Quarter ended March 31, 2010	$2.10	$0.55

Quarter ended December 31, 2009	$1.01	$0.50

Quarter ended September 30, 2009	$0.00	$0.00

Quarter ended June 30, 2009	$0.00	$0.00

The shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act”), commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.  The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant’s net tangible assets; or exempted from the definition by the Commission.  Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the company’s common stock and may affect the ability of shareholders to sell their shares.

Holders

As of the date of this Current Report, we have 58,483,250 shares of $0.001 par value common stock issued and outstanding held by 37 shareholders of record.

Shares Available Under Rule 144

As of May 19, 2010, we had 58,483,250 shares of common stock outstanding,  In general, under the recently amended Rule 144 which became effective on February 15, 2008 a person, or persons whose shares are aggregated, who owns shares that were purchased from us, or any affiliate, at least six months (subject only to the Rule 144(c) public information requirement until the securities have been held for one year), previously, including a person who may be deemed our affiliate, is entitled to sell within any three month period, a number of shares that does not exceed the greater of:

1.	1% of the then outstanding shares of our common stock; or

2.	The average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.  Any person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 under the Securities Act that were purchased from us, or any affiliate, at least one year previously, is entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

Future sales of restricted common stock under Rule 144 or otherwise or of the shares could negatively impact the market price of our common stock.  We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by such stockholders will have on the market price of our common stock prevailing from time to time.  Sales of substantial amounts of our common stock by existing stockholders could adversely affect prevailing market prices.

Dividends

We have never declared or paid any cash dividends on its common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides the following information as of March 31, 2010, for equity compensation plans previously approved by security holders, as well as those not previously approved by security holders:

1.	The number of securities to be issued upon the exercise of outstanding options, warrants and rights;

2.	The weighted-average exercise price of the outstanding options, warrants and rights; and

3.	Other than securities to be issued upon the exercise of the outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	0

Equity compensation plans not approved by security holders	0	0	0

Total	0	0	0

LEGAL PROCEEDINGS

Involvement on Certain Material Legal Proceedings During the Last Five Years

No petition under the Federal bankruptcy laws or any state insolvency law has ever been filed by or against, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of any of our officers or directors, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing.

No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

RECENT SALES OF UNREGISTERED SECURITIES

In April 2008, 5,000,000 shares were issued to Bryan Sawarynski in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In September 2008, we completed a Regulation D Rule 506 offering in which we sold 542,750 shares of common stock to 34 investors, at a price per share of $0.10 per share for an aggregate offering price of $54,275. The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §§230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or sale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in September 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

On May 19, 2010, we issued 40,000,000 restricted shares of common stock to Idle Media LLC (IM), a Pennsylvania Limited Liability Corporation in consideration of all of the issued and outstanding membership units of Datpiff, LLC, a Pennsylvania Limited Liability Corporation.  The shares of common stock were issued pursuant to Section 4(2) of the Securities Act of 1933.  We believe that the issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were sold directly by us and did not involve a public offering or general solicitation.  The offering was not underwritten and no commissions or finders’ fees were paid.  The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including the financial statements and 34 Act reports. We reasonably believed that the recipients, immediately prior to the sale of the shares, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Revised Statutes (“NRS”) 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502(3) provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in NRS 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

NRS 78.751(2) provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

NRS 78.751(3) provides that the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751 (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

NRS 78.752 provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.  No financial arrangement made pursuant to NRS 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 2.01 above.

All securities were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereunder, as they were issued in reliance on the recipients’ representation that they were accredited (as such term is defined in Regulation D), without general solicitation and represented by certificates that were imprinted with a restrictive legend. In addition, all recipients were provided with sufficient access to Company information.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

See Item 2.01 above.

Immediately prior to the consummation of the Exchange Agreement, we had 81,483,250 shares of Common Stock issued and outstanding, of which 69,000,000, or 85%, of the total shares outstanding were owned by Bryan Sawarynski, our former Chief Executive Officer, President and director.  As is more fully described in Items 1.01 and 2.01 above, which disclosures are hereby incorporated by reference, upon completion of the Exchange and after giving effect to the Cancellation, the ownership of our Company was, as follows:

Percentage of
Ownership(1)

Old Idle Media, Inc. Stockholders	32%
Former DatPiff Members	68%

(1) Based on 58,483,250 shares of capital stock issued and outstanding.

To the best of our knowledge, there are no arrangements or understandings among our security holders or their associates with respect to election of directors or other matters. In addition, pursuant to the Exchange Agreement, effective on May 19, 2010, Bryan Sawarynski and Ed Cockerill resigned from all of their positions with the Company and concurrently therewith, the following persons were appointed as our officers and directors:

Name	Position

Marcus Frasier	President and Chief Executive Officer

Kyle P. Reilly	Secretary

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

See Item 1.01 and 2.01above.

Resignation of Sole Director

Effective May 19, 2010, Bryan Sawarynski resigned as the sole director of IDLM.  There were no disagreements between Mr. Sawarynski and IDLM.

Resignation of Officers

Effective May 19, 2010, Bryan Sawarynski resigned as the acting Chief Executive Officer and President of IDLM and Ed Cockerill resigned as the acting Secretary of IDLM.

Appointment of Directors

Effective May 19, 2010, Marcus Frasier was appointed as a member of our Board of Directors:

The business background, legal proceedings and related party transaction descriptions of the newly appointed directors are described under Item 2.01 of this Current Report on Form 8-K and are incorporated herein by reference.

Appointment of Officers

Effective May 19, 2010, the following persons were appointed as our officers, with the respective titles as set forth opposite his or his name below:

Name	Position

Marcus Frasier	President and Chief Executive Officer

Kyle P. Reilly	Secretary

The business background, legal proceedings and related party transaction descriptions of the newly appointed officers are described under Item 2.01 of this Current Report on Form 8-K and are incorporated herein by reference.

Contracts and Arrangements

Other than as set forth in this Current Report on Form 8-K, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of Common Stock, or family members of such persons.

We have not entered into employment agreements with any of our officers or directors.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective February 23, 2010, we amended our articles of incorporation to changed our name from National Golf Emporium, Inc. to Idle Media, Inc.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As is more fully described above in Items 1.01 and 2.01 above, which disclosures are incorporated by reference herein, IDLM was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately prior to the closing of the Exchange Agreement. As a result of the Exchange Agreement, DatPiff became a subsidiary of IDLM and became IDLM’s main operational business.  Consequently, we believe that the Exchange Agreement has caused the Company to cease to be a shell company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements of Businesses Acquired

The Audited Consolidated Financial Statements of DatPiff, LLC, as of September 30, 2009, are filed as Exhibit 99.1 to this Current Report and are incorporated herein by reference.

The Unaudited Condensed Financial Statements of DatPiff, LLC, as of March 31, 2010, are filed as Exhibit 99.2 to this Current Report and are incorporated herein by reference.

Pro Forma Financial Information

The following pro forma financial information is filed as Exhibit 99.3 to this Current Report and is incorporated herein by reference:

(1)	The Unaudited Pro Forma Condensed Combined Balance Sheet of Idle Media, Inc. and DatPiff, LLC as of March 31, 2010.

(2)	The Unaudited Pro Forma Condensed Combined Statements of Operations of Idle Media, Inc. and DatPiff, LLC from April 25, 2008 (inception) to March 31, 2010.

Shell Company Transactions

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

2.1	Stock Exchange Agreement and Plan of Reorganization *

99.1	Audited Consolidated Financial Statements of DatPiff, LLC, as of September 30, 2009

99.2	Unaudited Pro Forma Information as of March 31, 2010, September 30, 2009 and September 30, 2008

*	Incorporated by reference herein filed as exhibits to the Company’s Current Report on Form 8-K filed on March 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDLE MEDIA, INC.
(Registrant)

By: /s/ Marcus Frasier, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Marcus Frasier	President, CEO and Director	May 21, 2010
Marcus Frasier

/s/ Marcus Frasier	Chief Financial Officer	May 21, 2010
Marcus Frasier

/s/ Marcus Frasier	Chief Accounting Officer	May 21, 2010
Marcus Frasier